As filed with the Securities and Exchange Commission on November 30, 2000
                                                      Registration No. 333-50122

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              CAPITOL BANCORP LTD.
             (Exact name of registrant as specified in its charter)

            Michigan                        6711                 38-2761672
(State or Other Jurisdiction of      (Primary Standard        (I.R.S. Employer
 Incorporation or Organization)  Industrial Classification   Identification No.)
                                        Code Number)

                    200 Washington Square North, Fourth Floor
                             Lansing, Michigan 48933
                                 (517) 487-6555
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Joseph D. Reid
                    200 Washington Square North, Fourth Floor
                             Lansing, Michigan 48933
                                 (517) 487-6555
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

          Cristin Reid English                           John Sharp
             General Counsel                         Securities Counsel
         Capitol Bancorp Limited            Strobl Cunningham Caretti & Sharp PC
200 Washington Square North, Fourth Floor    300 East Long Lake Road, Suite 200
            Lansing, MI 48933                    Bloomfield Hills, MI 48304
             (517) 487-6555                            (248) 540-2300

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

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
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
       Title Of Each                         Proposed Maximum    Proposed Maximum
 Class Of Securities Being    Amount To Be    Offering Price    Aggregate Offering      Amount Of
        Registered           Registered (1)   Per Share (2)         Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------
Common stock (no par value)      417,532          $10.50            $4,384,086            $1,202
=====================================================================================================

(1) Based on 124,400 shares of common stock, $6.50 par value, of Muskegon Commerce Bank, which is the maximum number of shares of Muskegon common stock (excluding shares held by Capitol) that may be outstanding immediately prior to the consummation of the exchange transaction. Also based on 181,300 shares of common stock, $6.50 par value, of Kent Commerce Bank, which is the maximum number of shares of Kent common stock (excluding shares held by Capitol) that may be outstanding immediately prior to the consummation of the exchange transaction. Based also on an assumed exchange ratio of 1.574910 and 1.222355 shares of Capitol common stock for each share of Muskegon and Kent common stock, respectively.

(2) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on a price of $10.50 per share of Capitol common stock (the average of the high and low price per share of common stock of Capitol as reported on the Nasdaq National Market on November 14, 2000), and the maximum number of shares of Capitol common stock that may be issued in the consummation of the exchange transactions contemplated.

                                   ----------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lansing, Michigan on November 30, 2000.

                                     CAPITOL BANCORP LTD.


                                     By: /s/ JOSEPH D. REID
                                         -----------------------
                                         JOSEPH D. REID
                                         Chairman of the Board,
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2000.

Signature                                    Title
---------                                    -----

/s/ JOSEPH D. REID                 Chairman of the Board, President
---------------------------        and Chief Executive Officer,
JOSEPH D. REID                     Director (Principal Executive Officer)


/s/ LEE W. HENDRICKSON             Chief Financial Officer (Principal
---------------------------        Financial and Accounting Officer)
LEE W. HENDRICKSON


/s/ ROBERT C. CARR *               Executive Vice President, Treasurer, Director
---------------------------
ROBERT C. CARR


/s/ DAVID O'LEARY *                Secretary, Director
---------------------------
DAVID O'LEARY


/s/ LOUIS G. ALLEN *               Director
---------------------------
LOUIS G. ALLEN


/s/ PAUL R. BALLARD *              Director
---------------------------
PAUL R. BALLARD


/s/ DAVID L. BECKER *              Director
---------------------------
DAVID L. BECKER

Signature                                    Title
---------                                    -----


/s/ DOUGLAS E. CRIST               Director
---------------------------
DOUGLAS E. CRIST


                                   Director
---------------------------
JAMES C. EPOLITO


/s/ GARY A. FALKENBERG  *          Director
---------------------------
GARY A. FALKENBERG

                                   Director
---------------------------
JOEL I. FERGUSON


/s/ KATHLEEN A. GASKIN *           Director
---------------------------
KATHLEEN A. GASKIN


/s/ H. NICHOLAS GENOVA *           Director
---------------------------
H. NICHOLAS GENOVA


/s/ L. DOUGLAS JOHNS *             Director
---------------------------
L. DOUGLAS JOHNS


/s/ MICHAEL E. KASTEN *            Director
---------------------------
MICHAEL L. KASTEN


/s/ LEONARD MAAS *                 Director
---------------------------
LEONARD MAAS


/s/ LYLE W. MILLER *               Director
---------------------------
LYLE W. MILLER


* By: /s/ JOSEPH D. REID
      -----------------------
      JOSEPH D. REID
      Attorney-in-Fact
                                      II-2